              [McDaniel & Associates Consultants Ltd. Letterhead]





                                    CONSENT


BOARD OF DIRECTORS AND SHAREHOLDERS

FOREST OIL CORPORATION:


We hereby consent to the use of our report dated December 22, 1995, evaluating the crude oil, natural gas and natural gas liquids reserves and the future net revenues and net present value of such reserves attributable to the properties of ATCOR Resources Ltd, as at December 31, 1995, included as Appendix C to the Prospectus forming a part of the Registration Statement on Form S-2 of Forest Oil Corporation and to the reference to our firm under the heading "Experts" in such prospectus.




                                       MCDANIEL & ASSOCIATES CONSULTANTS LTD.

                                       Oil and Gas Reservoir Engineers





                                       /s/ R. E. Hughes
                                       ---------------------------------------
                                       R. E. Hughes, P. Eng.
                                       Vice Chairman


Calgary, Alberta
Dated: January 2, 1996